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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            KNETX SKATES CORPORATION
                          A Nevada Business Corporation

                                    ARTICLE I

     NAME. The name of the Corporation (hereinafter called "Corporation") is KNETX Skates Corporation.

                                   ARTICLE II

     PERIOD OF DURATION. The period of duration of the Corporation is perpetual or until dissolved according to law.

                                   ARTICLE III

     PURPOSE. The purpose for which this Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Nevada, as they may be amended from time to time, other than the banking business or the trust company business.

                                   ARTICLE IV

     CAPITALIZATION. The Corporation shall have the authority to issue two classes of stock as follows:

     50,000,000 shares of common stock having a par value of one-tenth of one cent ($.001) per share.

     5,000,000 shares of preferred stock having a par value of one-tenth of one cent ($.001) per share.

     The designations, voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

                                  COMMON STOCK

     All shares of the Common Stock of the Corporation shall be of the same class without preference or distinction; shall have the same rights and privileges; shall be non-assessable; shall not be subject to the payment of corporate debts; shall be fully paid when issued; shall not be entitled to pre-emptive rights; and shall have full voting rights and privileges.

     The Common Stock may be issued as and when the Board of Directors shall determine, and the vote or assent of the stockholders shall not be necessary for such issue.
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                                 PREFERRED STOCK

     The Preferred Stock may be issued as and when the Board of Directors shall determine, and the vote or assent of the stockholders shall not be necessary for such issue.

     In furtherance thereof, the Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated or expressed in these Articles of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

     (a) the distinctive serial designation and the number of shares constituting a series;

     (b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) the voting powers, full or limited, if any, of the shares of the series;

     (d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

     (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

     (f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

     (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversation price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made; and any other terms and conditions of the conversion or exchange; and

     (h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these Articles of Incorporation.

     Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

     Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation will have the status of authorized and unissued shares of Preferred Stock and may be reissued.
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     No holder of shares of any class shall have any right, pre-emptive or other, to subscribe for or to purchase from the Corporation any of the shares designated as the Preferred Stock hereafter issued or sold.

                                    ARTICLE V

     ASSESSMENT OF SHARES. The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

                                   ARTICLE VI

     PRE-EMPTIVE RIGHTS. No holder of shares of the capital stock of any class of the Corporation shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term "convertible obligations" as used herein shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation.

                                   ARTICLE VII

     VOTING SHARES. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at any meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                  ARTICLE VIII

     KNOWN PLACE OF BUSINESS. The street address of the known place of business of the Corporation is:

          11011 King Street, Suite 260
          Overland Park, KS 66210

                                   ARTICLE IX

     RESIDENT AGENT. The name and address of the resident agent of the Corporation is:

          Gateway Enterprises, Inc.
          3230 E. Flamingo Road, Suite 156
          Las Vegas, Nevada 89121

                                    ARTICLE X
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     BYLAWS. Provisions for the regulation of the internal affairs of the
Corporation shall be set forth in the bylaws. Bylaws may be adopted, amended, or repealed by the Board of Directors.

                                   ARTICLE XI

     DIRECTORS. The governing board of the Corporation shall be known as the Board of Directors, and its members shall be known as directors, and the number of directors of the Corporation shall be not less than one (1) nor more than seven (7). The exact number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously adopted directorships at the time any such resolution is presented to the Board of Directors for adoption). The name and address, either residence or business, of each member of the first Board of Directors is as follows:

          Bryan S. Ferguson
          8119 Legler Road
          Lenexa, KS 66219

     The Board of Directors shall serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified.

                                  ARTICLE XII

     INCORPORATOR. The name and address of the incorporator is:

          Bryan S. Ferguson
          8119 Legler Road
          Lenexa, KS 66219

     All powers, duties, and responsibilities of the incorporator shall cease at the time of delivery of these Articles of Incorporation to the Nevada Secretary of State.

                                  ARTICLE XIII

     BUSINESS COMBINATIONS. The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental, and economic effects on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the financial consideration being offered in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Director's estimate of the future value of
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the corporation (including the unrealized value of its properties and assets) as an independent going concern.

                                   ARTICLE XIV

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation shall indemnify any person who incurs expense or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation. No amendment or repeal of this Article applies to or has any affect on the liability or alleged liability of the aforenamed for or with respect to any acts or omissions of the aforenamed occurring prior to the amendment or repeal, except as otherwise required by law.

                                   ARTICLE XV

     INDEMNITY AGREEMENTS. The Board of Directors is authorized on behalf of the Corporation to authorize and approve indemnity agreements between the Corporation and each director and each officer, in form and content acceptable to the board, which agreements shall provide that the Corporation shall indemnify (and advance expenses to) the indemnitee to the fullest extent permitted by applicable law as such law may be in effect at the time any such indemnification under any such agreement may be sought, no later than 30 days after a written demand has been made therefor, against all expenses, judgments, fines, penalties, excise taxes, and amounts paid in settlement for claims with respect to events relating to indemnitee's service with or for the Corporation, and which agreements shall provide that in any proceeding to enforce the obligation to indemnify such person, the Corporation shall have the burden to establish that such indemnification is prohibited; provided, however, that such agreements shall, in form and content acceptable to the board, exclude from indemnification a judgment or other final adjudication adverse to indemnitee that established (a) that his or her acts were committed in bad faith or were the result of deliberate dishonesty, or (b) that he or she in fact gained a financial advantage to which he or she was not legally entitled, in which event the amount of the indemnification shall be reduced by the amount of such financial advantage gained.

                                   ARTICLE XVI

     CERTAIN CONTRACTS. In case the Corporation enters into contracts, or transacts business with one or more of its directors or officers, or with any firm of which one or more of its directors or officers are members, partners or shareholders, such contract or contracts, or such transaction or transactions shall not be invalidated or in any way affected by the fact that such director or directors, or officer or officers, have or may have interests therein which are or might
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be adverse to the interest of this Corporation, provided that such contract or transaction is entered into in good faith and authorized or ratified in the usual course of action of business as may be provided for in the Bylaws of the Corporation.

                                  ARTICLE XVII

     LIMITATION OF LIABILITY. To the fullest extent permitted by the Nevada Revised Statutes as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification. The provisions of this Article shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while such provisions are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provision of this Article. No repeal or amendment of these Articles of Incorporation shall adversely affect any right or an elimination or limitation of liability of a director or officer existing at the time of the repeal or amendment.

     EXECUTED this 23rd day of December, 1999 by the incorporator.

     Signed:
            ---------------------------
            Bryan S. Ferguson


     SS:
          STATE OF KANSAS     }
          COUNTY OF JOHNSON   }


     BE IT REMEMBERED that before me, a Notary Public in and for the aforesaid county and state, personally appeared Bryan S. Ferguson deposes and says that he is the Incorporator of the aforementioned corporation and executed the foregoing instrument and duly acknowledged its execution of the same this 23rd day of December, 1999.


                                        -------------------------------
                                        Karen E. Taylor, Notary Public

     My appointment expires: March 21, 2002